                                Mark L. Galligan
         Hunters Ridge, P.O. Box 39, Creemore, Ontario, Canada LOM 1GO
                       705 466 3635 (T) 705 466 2397 (F)
                                mlg@bconnca.net

January 1, 2000

Dr. Peter G. Donnelly
56B Washington Crescent
Elliot Lake Ontario
P5A 2S4

RE: Definitive Term Sheet for Position of Director of Client Services: PSITEK
Inc. / CareerTek.Org Inc.

VIA Hand Delivery

Dear Dr. Donnelly:

The purpose of this letter is to set forth and confirm the specific terms and conditions of your full time employment contract. If you accept this proposal, PSITEK Inc. / CareerTek.Org. (the "Company") will appoint you,
Director of Client Services.

Job Description: Director of Client Services

1.       Responsibilities:
        o        Develop and Create Psychometric Screening Software Program(s).
                 These programs will be the property of the Company and will represent the key product and service sold by the Company.
        o        Develop and maintain a statistical infrastructure to support the Company's products.
        o        Manage, Audit, Monitor the products Sold and Marketed by the
                 Company.
        o        Manage 24/7 Web Site Results Processing Operations
        o        Recruit, Train, and Supervise additional Professional
                 Psychologists and support staff.
        o        Develop, Create, and Produce materials to support sales and marketing of the Company's three key Branded products: jobFit,
                 careerFit, studentFit, and their sub-Brand(s). Attend to
                 Marketing Presentations when necessary.
        o        Operate within established budgetary parameters.
        o        File monthly result reports on appropriate topics and
                 activities.
        o        File monthly summary reports for presentation to Executive
                 Committee or Board of Directors.
        o        From a team - centered concept, assist all Company employees in creating a value centered workplace where employees, managers, and shareholders will participate in the personal and financial rewards wrought by outstanding performance.
        o        Provide training, mentoring, and instruction to employees when necessary.
        o        Manage Product Development Projects
        o        Manage the security, utilization, and applications of the
                 Company's database.
        o        Integrate it systems and reports.
        o        Represent the Company in Professional Environs and Conferences.
        o        Manage and conduct quality control reviews of on line products.

2.       Compensation:
        o        Base Salary: $5,000.00 per month paid on the first business day of the month:
        o        Escalations in Salary: Concurrent with the successful
                 completion of an Initial Public Offering an increase in monthly salary to: $12,000.00.
        o        Vesting of "Special" Shares Program: The unconditional vesting of 250,000 of those shares designated by the Company as
                 "Special Shares" providing for the delivery of Common Shares to the Holder of the Special Shares, based upon published table of fully diluted earnings EBIT.
        o        Annual Anniversary Share Bonus: 25,000 Common Shares
                 (Unrestricted)
        o        Additional Share, Cash Incentive, or Option Plan Bonuses per
                 programs instituted by Board Of Directors
        o        Vacation Policy: Four weeks of paid vacation each calendar year, which vacation weeks shall not accumulate beyond and eighteen month period, and which vacation is intended to be utilized in two week intervals.
        o        Individual and dependent Group Insurance Benefits as approved by the Board of Directors.

3.       Term: Three (3) Years
4.       Initiation Date: Upon Acceptance

Confirm your acceptance of the Company's proposal of this full time Employment
Contract by singing below.

Sincerely,
  /s/ Mark L. Galligan                              /s/ Peter G. Donnelly
      Mark L. Galligan                                  Peter G. Donnelly
      CEO & Director

D. Gordon Badger